UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2007

DESTINY MEDIA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-28259

(Commission File Number)

84-1516745

(IRS Employer Identification No.)

Suite 1040 – 1050 West Hastings Street, Vancouver , British Columbia V6E 2E9 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.609.7736

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 26, 2007, we closed a private placement consisting of 5,400,000 units at a price of $0.40 per unit for gross proceeds of $2,160,000. Each unit consists of one share and one share purchase warrant exercisable for a period of 5 years from the date of closing at an exercise price of $0.50 per share. We issued 1,075,000 units to 10 non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and 4,325,000 units to 7 U.S. persons relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We also issued 20,000 units to 3 U.S. persons as partial payment of placement agent fees relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

The units issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
99.1	Form of Securities Purchase Agreement
99.2	Form of Registration Rights Agreement
99.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

/s/ Steve Vestergarrd

Steve Vestergarrd

President and CEO

Date: March 1, 2007